Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
W. P. CAREY INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid	Equity	Common Stock	457 (r) and 457(o)	—	—	$1,250,000,000	0.00015310	$191,375.00	—	—	—	—
Carry Forward Securities
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$1,250,000,000		$191,375.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$32,066.21

	Net Fee Due							$159,308.79
(1)The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-286885 filed by the registrant on May 1, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	W. P. Carey Inc.	424(b)(5)	333-264613	May 2, 2022		$32,066.21	Equity	Common Stock		$345,913,860 (2)
Fee Offset Sources	W. P. Carey Inc.	424(b)(5)	333-264613		May 2, 2022						$87,858.04 (2)

(2) W. P. Carey Inc. has previously registered shares of common stock having an aggregate offering price of up to $1,000,000,000, offered by means of a 424(b)(5) prospectus supplement, dated May 2, 2022 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-264613), filed with the Securities and Exchange Commission on May 2, 2022. In connection with the filing of the Prior Prospectus Supplement, W. P. Carey Inc. made a contemporaneous fee payment in the amount of $ 87,858.04. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $ 345,913,860 were not sold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, W. P. Carey Inc. hereby applies a registration fee credit of $32,066.21, the amount of the fee attributable to the unsold securities under the Prior Prospectus Supplement, to offset a portion of the current registration fee. W. P. Carey Inc. has terminated the offering that included the unsold securities under the Prior Registration Statement.